Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com
(408) 990-4000 rsmarimon@quicklogic.com

QuickLogic Announces Fiscal 2012 Third Quarter Results

SUNNYVALE, Calif. – October 30, 2012 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power Customer Specific Standard Products (CSSPs) leader, today announced financial results for its fiscal third quarter ended September 30, 2012.

In accordance with the company’s guidance for the quarter, total revenue for the third quarter of 2012 was $3.7 million. Revenue was down 10% sequentially and down 32% compared to the third quarter of 2011. During the third quarter of 2012, new product revenue decreased 9% sequentially to $1.6 million, representing 43% of total revenue. During the third quarter, mature product revenue decreased 11% sequentially to $2.1 million, representing 57% of total revenue in the third quarter.

Under generally accepted accounting principles (GAAP), the net loss for the third quarter of 2012 was $2.8 million, or $0.06 per share, compared with a net loss of $3.2 million, or $0.08 per share, in the second quarter of 2012 and a net loss of $1.5 million, or $0.04 per share, in the third quarter of 2011. Non-GAAP net loss for the third quarter of 2012 was $2.2 million, or $0.05 per share, compared with a non-GAAP net loss of $2.8 million, or $0.07 per share, in the second quarter of 2012 and a non-GAAP net loss of $1.0 million, or $0.03 per share, in the third quarter of 2011.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, October 30, 2012, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 47075076. The call recording will be archived until Tuesday, November 6, 2012 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro and QuickLogic are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	October 2, 2011	July 1, 2012	September 30, 2012	October 2, 2011
Revenue	$3,657	$5,339	$4,071	$11,858	$16,623
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,916	1,897	1,927	5,885	5,626
Inventory write-down and related charges	—	386	99	428	562

Gross profit	1,741	3,056	2,045	5,545	10,435
Operating expenses:
Research and development	1,865	2,271	2,452	7,119	7,386
Selling, general and administrative	2,658	2,267	2,749	8,104	7,417

Income (loss) from operations	(2,782)	(1,482)	(3,156)	(9,678)	(4,368)
Interest expense	(12)	(5)	(24)	(49)	(31)
Interest income and other (expense), net	18	(49)	(50)	(45)	(66)

Income (loss) before income taxes	(2,776)	(1,536)	(3,230)	(9,772)	(4,465)
Provision for (benefit from) income taxes	22	10	6	(17)	19

Net income (loss)	$(2,798)	$(1,546)	$(3,236)	$(9,755)	$(4,484)

Net income (loss) per share:
Basic & Diluted	$(0.06)	$(0.04)	$(0.08)	$(0.24)	$(0.12)

Weighted average shares:
Basic & Diluted	44,122	38,418	40,154	40,975	38,303

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2012	October 2, 2011	July 1, 2012	September 30, 2012	October 2, 2011
GAAP income (loss) from operations	$(2,782)	$(1,482)	$(3,156)	$(9,678)	$(4,368)
Adjustment for stock-based compensation within:
Cost of revenue	69	34	39	140	104
Research and development	147	114	99	339	354
Selling, general and administrative	385	264	296	940	833
Adjustment for the write-off of equipment within:
Selling, general and administrative	3	102	—	3	102
Cost of revenue	22	—	—	22	—

Non-GAAP income (loss) from operations	$(2,156)	$(968)	$(2,722)	$(8,234)	$(2,975)

GAAP net income (loss)	$(2,798)	$(1,546)	$(3,236)	$(9,755)	$(4,484)
Adjustment for stock-based compensation within:
Cost of revenue	69	34	39	140	104
Research and development	147	114	99	339	354
Selling, general and administrative	385	264	296	940	833
Adjustment for the write-off of equipment within:
Selling, general and administrative	3	102	—	3	102
Cost of revenue	22	—	—	22	—

Non-GAAP net income (loss)	$(2,172)	$(1,032)	$(2,802)	$(8,311)	$(3,091)

GAAP net income (loss) per share	$(0.06)	$(0.04)	$(0.08)	$(0.24)	$(0.12)
Adjustment for stock-based compensation	0.01	0.01	0.01	0.04	0.04
Adjustment for write-off of equipment	*	*	—	*	*

Non-GAAP net income (loss) per share	$(0.05)	$(0.03)	$(0.07)	$(0.20)	$(0.08)

GAAP gross margin percentage	47.6%	57.2%	50.2%	46.8%	62.8%
Adjustment for stock-based compensation	1.9	0.7	1.0	1.2	0.6
Adjustment for the write-off of equipment	0.6	—	—	0.2	—

Non-GAAP gross margin percentage	50.1%	57.9%	51.2%	48.2%	63.4%

*	Figures were not considered in the reconciliation of GAAP and Non-GAAP measures due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2012	January 1, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$24,948	$20,203
Short-term investment in TowerJazz Semiconductor Ltd.	380	406
Accounts receivable, net	1,335	1,585
Inventories	2,516	3,764
Other current assets	951	613

Total current assets	30,130	26,571
Property and equipment, net	2,915	2,181
Other assets	202	211

TOTAL ASSETS	$33,247	$28,963

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,535	$2,464
Accrued liabilities and deferred income	1,803	1,126
Current portion of debt and capital lease obligations	418	141

Total current liabilities	3,756	3,731

Long-term liabilities:
Capital lease obligations, less current portion	304	146
Other long-term liabilities	147	148

Total liabilities	4,207	4,025

Stockholders’ equity:
Common stock, at par value	44	39
Additional paid-in capital	203,966	190,025
Accumulated other comprehensive income	24	113
Accumulated deficit	(174,994)	(165,239)

Total stockholders’ equity	29,040	24,938

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,247	$28,963

(1)	Derived from the January 1, 2012 audited balance sheet included in the 2011 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2012	Q2 2012	Q3 2011	Q2 2012 to Q3 2012	Q3 2011 to Q3 2012
COMPOSITION OF REVENUE
Revenue by product (1)
New products	43%	42%	23%	(9)%	27%
Mature products	57%	58%	77%	(11)%	(49)%

	100%	100%	100%

Revenue by geography
United States	36%	29%	33%	11%	(24)%
Japan	23%	23%	11%	(9)%	45%
Europe	20%	15%	31%	22%	(56)%
Malaysia	11%	8%	8%	19%	(6)%
China	7%	21%	11%	(69)%	(56)%
Rest of North America	2%	1%	2%	31%	(41)%
Rest of Asia Pacific	1%	3%	4%	(75)%	(84)%

	100%	100%	100%

(1)

New products represent products introduced since 2005, and include ArcticLink®, ArcticLink II, Eclipse™ II, PolarPro®, PolarPro II, and QuickPCI II. Mature products include Eclipse, EclipsePlus, pASIC® 1, pASIC 2, pASIC 3, QuickFC, QuickMIPS, QuickPCI, QuickRAM, and V3, as well as royalty revenue, programming hardware and software.